Exhibit 99.1
F  O  R      I  M  M  E  D  I  A  T  E     R  E  L  E  A  S  E
October 16, 2008
For more information contact:
Scott Estes (419) 247-2800
Mike Crabtree (419) 247-2800
HEALTH CARE REIT, INC. ANNOUNCES
AMENDMENT OF AGREEMENT WITH ARCAPITA
Toledo, Ohio, October 16, 2008....Health Care REIT, Inc. (NYSE:HCN) announced today that the Purchase and Sale Agreement for the previously announced acquisition of Arcapita, Inc.’s 90% interest in a venture owning 29 senior housing communities has been amended to extend the due diligence period from October 17, 2008 until October 31, 2008. The facilities are managed by an affiliate of Sunrise Senior Living, Inc. (NYSE:SRZ).
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides a full array of property management and development services. As of September 30, 2008, the company’s broadly diversified portfolio consisted of 641 properties in 39 states. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements reflect current plans and expectations and are based on information currently available. They are not guarantees of future performance and involve risks and uncertainties, including, without limitation, the state of the economy, the availability of capital, and the availability of quality assets.
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